UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 7, 2011, the Company issued a press release announcing its financial results for the fourth quarter and year ended September 24, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Base Salaries

On November 1, 2011, the Compensation Committee of the Board of Directors of the Company approved new base salaries for certain named executive officers of the Company as follows: $900,000 for Robert A. Cascella, President and Chief Executive Officer, $575,000 for Glenn P. Muir, Executive Vice President, Finance and Administration, and Chief Financial Officer, $375,000 for Peter K. Soltani, Senior Vice President and General Manager, Breast Health, $385,000 for David P. Harding, Senior Vice President and General Manager, International, and $360,000 for Steven S. Williamson, Senior Vice President and General Manager, GYN Surgical Products.  These new base salaries were made effective as of October 1, 2011.

Adoption of 2012 Short-Term Incentive Plan

On November 1, 2011, the Compensation Committee also approved the Company’s 2012 Short-Term Incentive Plan (the “STIP”) adopted pursuant to the Company’s 2008 Equity Incentive Plan. It is intended that the awards granted under the STIP qualify, to the extent consistent therewith as “Annual Incentive Awards” under Section 7 of the 2008 Equity Incentive Plan.

The STIP provides objective performance-based awards for covered employees, subject to a maximum limit, as described in more detail below. Targeted payout levels (“Targeted Payout Levels”) will be achieved at a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s title and/or role.

The maximum bonus payouts will be 200% of Targeted Payout Levels (e.g., an individual with a Targeted Payout Level of 50% of annual base salary target would be eligible for a 100% payout). Upon adoption of the STIP, the Compensation Committee also approved a separate discretionary bonus pool of $3.0 million, to be adjusted based upon the Company’s achievement of the corporate bonus targets and allocated at the discretion of the Compensation Committee. The Compensation Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the STIP, regardless of the level of bonus targets that have been achieved.

Targeted Payout Levels for each of the Company’s named executive officers (for whom disclosure was required in the Company’s Definitive Proxy Statement on Schedule 14A for its 2011 annual meeting of stockholders) under this plan as measured by a percentage of base salary are as follows: Mr. Cascella, 105%; Mr. Muir, 85%; John W. Cumming, Global Strategic Advisor, 50%; and Senior Vice Presidents, 50%.

The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated November 7, 2011 of Hologic, Inc. announcing its financial results for the fourth quarter and year ended September 24, 2011.
10.1	Hologic, Inc. 2012 Short-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer